UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Soliciting Material Pursuant to § 240.14a-12

BG STAFFING, INC.

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BG STAFFING, INC.

Notice of 2019 Annual Meeting of Stockholders

Wednesday, July 31, 2019
12:30 PM EDT
BG Staffing, Inc.
5850 Granite Parkway, Suite 730
Plano, Texas 75024

The 2019 Annual Meeting of Stockholders of BG Staffing, Inc. will be held on Wednesday, July 31, 2019, at 12:30 PM EDT, at the principal executive offices of BG Staffing, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024, for the following purposes:

1.	To elect the Class II directors nominated by the Board of Directors;

2.	To ratify the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019;

3.	Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay” Vote);

4.	Advisory Vote on How Frequently Shareholders will be provided a “Say-on-Pay” Vote; and

5.	To transact other business that properly comes before the meeting.

Only stockholders of record at the close of business on June 10, 2019, are entitled to receive notice of and to vote at the annual meeting and at any and all adjournments or postponements thereof.

The Notice of Annual Meeting and Proxy Statement for the Annual Meeting is being made available to our stockholders on or about June 21, 2019 on the Internet or, upon request, in printed form by mail. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card and on the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important, and whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by mail (if you received paper copies of the proxy materials). Instructions regarding both methods of voting are included in the Notice, the proxy card and the proxy statement.

Thank you in advance for voting and for your support of BG Staffing, Inc.

By order of the Board of Directors,

/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer and Secretary
June 21, 2019
Plano, Texas

BG STAFFING, INC.
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Principal Executive Offices)

PROXY STATEMENT
_____________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by BG Staffing, Inc. ("BG Staffing"), on behalf of its Board of Directors (the “Board”), for the 2019 Annual Meeting of Stockholders. This proxy statement and related proxy materials are being made available to our stockholders on the Internet or, upon request, mailed to our stockholders on or about June 21, 2019.
QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING PROCEDURES
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (the "Form 10-K") available on the Internet. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice. The Notice also contains instructions on how to access and review all of the important information contained in the proxy materials provided on the Internet, including how you may submit your proxy over the Internet.
Who may vote?

Stockholders of record as of the close of business on June 10, 2019, the record date for the annual meeting, may vote at the meeting. Each share of common stock entitles the holder to one vote per share. As of June 10, 2019 there were 10,229,913 shares of our common stock outstanding.
What constitutes a quorum?

The holders of a majority of our outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting in person or by proxy to have a quorum. Any stockholder present at the annual meeting, either in person or by proxy, but who abstains from voting, will be counted for purposes of determining whether a quorum exists.
How do I vote?

You cannot vote your shares of common stock unless you are present at the meeting or you have previously given your proxy. You can vote by proxy in one of the following two convenient ways:

•	by mail – if you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card in the enclosed envelope; or

•	on the Internet, by visiting the website shown on the Notice or the proxy card and following the instructions.

BG STAFFING – 2018 Proxy Statement – 1

How will the proxies be voted?

All properly executed proxies, unless revoked as described below, will be voted at the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:

•	“FOR” the election of Richard L. Baum, Jr. and Paul A. Seid as Class II directors;

•	“FOR” the ratification of the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019;

•	“FOR” the non-binding advisory resolution to approve the compensation of our named executive officers (“Say-on-Pay” Vote); and

•	“EVERY THREE YEARS” for the proposal on the frequency shareholders will be provided a “Say-on-Pay” Vote.

The proxy holders will use their discretion on any other matters that properly come before the meeting. Unless otherwise stated, all shares represented by your completed, returned, and signed proxy will be voted as described above. If you are voting on the Internet, the proxies will be voted in accordance with your voting instructions. If you are voting on the Internet, your voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on July 30, 2019.

How may I revoke my proxy?

You may revoke your proxy at any time before or at the annual meeting (in each case, before the vote at the annual meeting) by:

•	Delivering a signed, written revocation letter, dated later than the proxy, to Dan Hollenbach, Chief Financial Officer and Secretary, at 5850 Granite Parkway, Suite 730, Plano, Texas 75024;

•	Voting at a later time on the Internet, if you previously voted on the Internet; or

•
Attending the meeting and voting in person or by proxy (if your shares are held in street name, you will need a proper legal proxy from the stockholder of record in order to vote your shares in person at the meeting). Attending the meeting alone will not revoke your proxy.

How many votes must each proposal receive to be adopted?

The election of our Class II directors require the affirmative vote of a plurality of the shares of common stock cast at the meeting. You may only vote “FOR” or “WITHHELD” with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
A majority of the votes cast is required to ratify Whitley Penn LLP as our independent registered public accounting firm. Broker non-votes and abstentions will have no effect on the outcome of the vote to ratify Whitley Penn LLP.
The affirmative vote of the majority of shares present in person or represented by proxy is required to: (i) approve, on a non-binding advisory basis, the Company’s named executive officer compensation; and (ii) indicate, on a non-binding advisory basis, the frequency of an advisory vote on the Company’s named executive officer compensation (if none of the three frequency choices receives a majority, the choice that receives the plurality of votes cast will be deemed the preferred alternative of our stockholders).  Abstentions as to these proposals will have the same effect as votes “AGAINST” such proposals, and “broker non-votes” will not have any effect on the outcome of such proposals.

BG STAFFING – 2018 Proxy Statement – 2

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, or client partners, do not receive voting instructions from the client partners. Brokers holding shares of record for client partner generally are not entitled to vote on certain matters unless they receive voting instructions from their client partners. In the event that a broker does not receive voting instructions for these matters, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their client partners’ instructions. These broker non-votes will be included in determining whether a quorum exists.
Your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of directors. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Who is soliciting this proxy?

The Board is soliciting this proxy. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic mail or personal interview. The Company will bear the cost of any solicitation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

BG STAFFING – 2018 Proxy Statement – 3

PROPOSAL ONE:	ELECTION OF DIRECTORS
What is the organizational structure of the Board?

The number of directors currently constituting our entire Board is five. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

How many directors are to be elected?

Two Class II directors are to be elected by our stockholders.

Who is the board nominee?

Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Richard L. Baum, Jr. and Paul A. Seid to be re-elected as a Class II directors by the stockholders. Mr. Baum and Mr. Seid have agreed to stand for re-election. However, should either become unable or unwilling to accept nomination or election, the shares of common stock voted for Mr. Baum or Mr. Seid by proxy will be voted for the election of a substitute nominee whom the proxy holders believe will carry out our present policies. Our Board has no reason to believe that Mr. Baum or Mr. Seid will be unable or unwilling to serve if elected, and, to the knowledge of the Board, both intend to serve the entire term for which election is sought.

We urge you to vote “FOR” Mr. Baum and Mr. Seid as Class II directors.

Richard L. Baum, Jr.

Independent Director
Age: 59
Director Since: 2013
Committees Served: Audit Committee, Compensation Committee (Chair), Nominating and Corporate Governance Committee (Chair)

Richard L. Baum, Jr. served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) since its inception and was appointed to serve on our Board in November 2013. Since March 2013, Mr. Baum has been Chairman of the Board of Unique Fabricating, Inc. (NYSE American: UFAB). Mr. Baum joined Taglich Private Equity LLC in 2005 and currently is an active director with a number of private companies where Taglich has an investment. Prior to joining Taglich, Mr. Baum led a group that purchased a private equity portfolio from Transamerica Business Credit. From 1998 to 2003, Mr. Baum was a Managing Director in the small business merger and acquisition practices of Wachovia Securities and its predecessor, First Union Securities. From 1988 through 1998, Mr. Baum was a Principal with the Mid-Atlantic Companies, Ltd., a financial services firm acquired by First Union in 1998. Mr. Baum received a Bachelor of Science from Drexel University and a Master of Business Administration from the Wharton School of the University of Pennsylvania. We believe that Mr. Baum should serve as a member of the Board due to the perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the Company and due to his ability to assist with the evaluation of potential acquisitions.

Paul A. Seid

Independent Director
Age: 71
Director Since: 2014
Committees Served: Compensation Committee, Nominating and Corporate Governance Committee

BG STAFFING – 2018 Proxy Statement – 4

Since 2010, Mr. Seid has served on the board of directors of BioVentrix, a medical device company. Starting in 2013, he has served as Chief Executive Officer of RST Automation, a hospital instrumentation automation developer which was established 2004. For the past sixteen years he has been President of Strategic Data Marketing, a research and data collection company. He has also founded, bought and/or sold over twenty companies in Asia, Europe, North, and South America. Mr. Seid graduated from Queen’s College, a division of the City University of New York, in 1968 with a Bachelor’s degree in Political Science. Mr. Seid has held numerous other board of directors and consulting positions. We believe that Mr. Seid should serve as a member of the Board due to his extensive experience growing diverse businesses.

Who are the continuing members of the Board?

The terms of the following three members of our Board will continue past the Annual Meeting.

Term to Expire at the 2020 Annual Meeting:

C. David Allen, Jr.

Independent Director
Age: 55
Director Since: 2014
Committees Served: Audit Committee, Compensation Committee

Since 2016, Mr. Allen has served as Chief Financial Officer of Smart Start, LLC, a provider of automotive technology products.  Prior to Smart Start, from 2015 to 2016, Mr. Allen has served as Chief Financial Officer of Graebel Vanlines Holdings, LLC, a provider of commercial and residential logistics, moving and storage services. Prior to Graebel, from 2009 to 2015, Mr. Allen served as an officer of Snelling Services, LLC, a workforce solutions, contract and temporary staffing services provider. From 2010 to 2015, Mr. Allen served as President and Chief Executive Officer. From 2009 to 2010 he served as Chief Financial Officer. Prior to Snelling, Mr. Allen served for three years as Chief Operating Officer and six years as Chief Financial Officer for Telvista Inc., a business process outsourcer providing customer relationship management solutions. He earned a Master of Business Administration degree from the Tuck School at Dartmouth College in 1993 and received a Bachelor of Business Administration from Stephen F. Austin State University with honors in 1986. We believe that Mr. Allen should serve as a member of the Board due to his extensive experience in the temporary staffing industry as well as his financial expertise.

Douglas E. Hailey

Independent Director
Age: 57
Director Since: 2013
Committees Served: Audit Committee (Chair), Nominating and Corporate Governance Committee

Douglas E. Hailey served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) since its inception and was appointed to our Board in November 2013. Mr. Hailey is the managing director of Taglich Private Equity LLC. Mr. Hailey joined Taglich Brothers, Inc. in 1994 as Head of Investment Banking and is an employee, not a partner, director, shareholder or executive officer. Taglich Brothers, Inc. is not an affiliate of Taglich Private Equity LLC. He co-led the private equity initiative in 2001 and currently participates in evaluating and executing new investments. Prior to joining Taglich Brothers, Inc., Mr. Hailey spent five years with Weatherly Financial Group, assisting in sponsoring leveraged buyouts and five years in structured finance lending at Heller Financial and the Bank of New York. He received a Bachelor of Business Administration from Eastern New Mexico University and a Master of Business Administration in Finance from the University of Texas. We believe that Mr. Hailey should serve as a member of the Board due to the perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the company and due to his ability to assist with the evaluation of potential acquisitions.

BG STAFFING – 2018 Proxy Statement – 5

Term to Expire at the 2021 Annual Meeting:

L. Allen Baker, Jr.

Chairman
Age: 69
Director Since: 2013
L. Allen Baker, Jr. joined the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) in 2008 while serving as the Executive Vice President/Chief Financial Officer of Impact Confections, Inc., a confections manufacturing company in Colorado, a position Mr. Baker held from 2002 through 2009, and was appointed to our Board in November 2013. He served as President and Chief Executive Officer of BG Staffing in 2009 through October 2018 when he assumed the role of Chairman. From 1985 to 2002, Mr. Baker served as Executive Vice President and Chief Financial Officer of Piping Design Services, Inc. d/b/a PDS Technical Services, a national, privately held staffing company headquartered in the Dallas/Fort Worth area, with operations in 43 states. Prior to this position, he worked at Core Laboratories, Inc. as the Corporate Controller from 1980 to 1985 and as Data Processing Manager from 1976 to 1980. Mr. Baker held several computer programmer positions prior to joining Core Laboratories, Inc. He has a Bachelor of Science in Mathematics with a minor in Computer Information Systems from West Texas State University and a Master of Business Administration from the University of Dallas. We believe that Mr. Baker should serve as a member of the Board due to his extensive experience in the temporary staffing industry.

BG STAFFING – 2018 Proxy Statement – 6

BOARD INFORMATION

Independent Directors
Our Board has determined that the following directors are “independent” as defined under the rules of the NYSE American: Richard L. Baum, Jr., Paul A. Seid, C. David Allen, Jr., and Douglas E. Hailey. Our Board considers, among other things, relevant transactions, relationships or arrangements, if any, required to be disclosed by the Company under Item 404 of Regulation S-K in reaching the forgoing conclusion.

Board Meetings

During 2018, our Board met ten times, including regularly scheduled and special meetings. Each director attended all regularly scheduled meetings of the Board during his service as a director.

Board Leadership and Role in Risk Oversight

Meetings of our Board are presided over by our chairman of the board, L. Allen Baker, Jr. The Board does not have a formal policy addressing whether or not the roles of chairman and chief executive officer should be separate or combined. The directors serving on the Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs. At present, the Board has chosen to separate the positions of chairman and chief executive officer. While the Board believes it is important to retain the flexibility to determine whether the roles of chairman and chief executive officer should be separated or combined in one individual, the Board believes that this structure represents the appropriate allocation of roles and responsibilities at this time. Our Board believes that Mr. Baker is currently best situated to preside over meetings of our Board because of his familiarity with our business and ability to effectively identify strategic priorities and lead the discussion and execution of strategy. This allows Ms. Garvey to focus on our day-to-day business and strategy, meet with investors, and convey management’s perspective to other members of the Board. Ms. Garvey works closely with Mr. Baker to identify appropriate topics of consideration for the Board and to plan effective and informative Board meetings.

Our Board oversees the risk management activities designed and implemented by our management and executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, our whistle blower program, business operations and capital structure. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board delegates to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Committees of the Board of Directors

 The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees reports to our Board as they deem appropriate and as our Board may request. The composition, duties and responsibilities of these committees are set forth below.

 Audit Committee

 The Audit Committee is responsible for, among other matters: (1) appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered public accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory

BG STAFFING – 2018 Proxy Statement – 7

requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (6) reviewing and approving related person transactions; and (7) overseeing the risk management process.

Our Audit Committee consists of C. David Allen, Jr., Richard L. Baum, Jr. and Douglas E. Hailey. We believe that each qualifies as independent directors according to the rules and regulations of the SEC and NYSE American with respect to audit committee membership. We also believe that Mr. Hailey and Mr. Allen qualify as “audit committee financial experts,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website under the investor relations tab at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Audit Committee held four meetings in 2018.
 Compensation Committee

 The Compensation Committee is responsible for, among other matters: (1) reviewing key team member compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, president and chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, including our 2013 Long-Term Incentive Plan (the "2013 Plan"). The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee may invite such members of management to its meetings as it deems appropriate. However, the Compensation Committee meets regularly without such members present, and in all cases no officer may be present at meetings at which such officer’s compensation or performance is discussed or determined. The Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities. Neither the Compensation Committee nor management engaged a compensation consultant with respect to the fiscal year ended 2018.

 Our Compensation Committee consists of C. David Allen, Jr., Richard L. Baum, Jr. and Paul A. Seid. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website under the investor relations tab at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Compensation Committee held two meetings in 2018.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee, which identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Nominating and Corporate Governance Committee charter defines the committee’s primary duties. The Nominating and Corporate Governance Committee will evaluate nominees for director, including nominees recommended by stockholders, using all relevant criteria, including diversity of experience and background. The Nominating and Corporate Governance Committee will consider any director candidates recommended by the Company’s stockholders provided that the notice and information requirements specified by Section 2.06(b)–(c) of the Bylaws (relating to direct stockholder nominations) are complied with.

Our Nominating and Corporate Governance Committee consists of Richard L. Baum, Jr., Douglas E. Hailey, and Paul A. Seid. A copy of the Nominating and Corporate Governance Committee’s charter is posted on our website at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Nominating and Corporate Governance Committee held one meeting in 2018.

Other Committees

 Our Board may establish other committees as it deems necessary or appropriate from time to time.

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Family Relationships

There are no family relationships among any of our executive officers or any of our directors.

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DIRECTOR COMPENSATION

Set forth below is a summary of the components of compensation payable to our non-management directors.

Cash Compensation

We reimburse each member of our Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of our Board and any committees thereof, including, without limitation, reasonable travel, lodging and meal expenses. Each director who is not also an team member or officer of the Company is also entitled to (i) annual retainer of $21,250 for their service on our Board, (ii) an annual retainer of $5,000 for each committee on which the director serves, and (iii) an annual retainer of $25,000 for audit and $10,000 for all other committee chairs on which the director serves.

Name	Board Member ($)	Audit Committee ($)	Compensation Committee ($)	Nominating & Governance Committee ($)	Total ($)

C. David Allen, Jr.	$21,250	$5,000	$5,000	$—	$31,250
Richard L. Baum, Jr.	$21,250	$5,000	$15,000	$15,000	$56,250
Douglas E. Hailey	$21,250	$30,000	$—	$5,000	$56,250
Paul A. Seid	$21,250	$—	$5,000	$5,000	$31,250

Director Compensation for the Fiscal Year Ended 2018

The table below sets forth the compensation payable to our non-management directors for service during the fiscal year ended 2018.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (*)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

C. David Allen, Jr.	$31,250	$50,696	$—	$—	$—	$—	$81,946
Richard L. Baum, Jr.	$56,250	$50,696	$—	$—	$—	$—	$106,946
Douglas E. Hailey	$56,250	$50,696	$—	$—	$—	$—	$106,946
Paul A. Seid	$31,250	$50,696	$—	$—	$—	$—	$81,946

*
The amounts reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 13 Share-based Compensation to the audited consolidated financial statements included in the Form 10-K.

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CORPORATE GOVERNANCE

General

Our Board has established corporate governance practices designed to serve the best interests of the Company and our stockholders. In this regard, our Board has, among other things, adopted:

•
a code of business conduct and ethics applicable to all of our Board members, as well as all of our team members, including our President and Chief Executive Officer and Chief Financial Officer and Secretary;

•	procedures regarding stockholder communications with our Board and its committees;

•	a whistle blower policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters;

•	provisions in our Bylaws regarding director candidate nominations and other proposals by stockholders; and

•	written charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Our Board intends to monitor developing standards in the corporate governance area and, if appropriate, modify our policies and procedures with respect to such standards. In addition, our Board will continue to review and modify our policies and procedures as appropriate to comply with any new requirements of the Securities and Exchange Commission or NYSE American.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our team members, including our Chief Executive Officer and our Chief Financial Officer (who is our principal accounting officer). Our Code of Ethics is available on our website at www.bgstaffing.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers by posting the required information on our website at the above address. Our website is not part of this Proxy Statement.

Stockholder Communications with the Board

Stockholders may contact the Board or any committee of the Board by any one of the following methods:

By telephone: 972-692-2400	By mail: BG Staffing, Inc. Attn: Corporate Secretary 5850 Granite Parkway, Suite 730, Plano, Texas 75024	By e-mail: InvestorRelations@BGStaffing.com

Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his request.

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Director Attendance at Annual Meeting of Stockholders

Our Board has not adopted a formal policy stating that each member of the Board should attend our annual meeting of stockholders. However, we anticipate that each director will attend this in person or by telephonically. At the 2018 Annual Meeting of Stockholders, all directors were present.

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PROPOSAL TWO:	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 and Whitley Penn LLP has served in this capacity since 2013. Our Board has further directed that we submit the selection of our independent registered public accounting firm for ratification by our stockholders at the 2019 annual meeting.

Representatives of Whitley Penn LLP will attend the annual meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and accordingly, all services and fees in the fiscal years ended 2018 and 2017 provided by Whitley Penn LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Whitley Penn LLP’s independence. The Audit Committee has determined that the rendering of non-audit services by Whitley Penn LLP during the fiscal years ended December 30, 2018 and December 31, 2017 was compatible with maintaining the firm’s independence.

Stockholder ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Whitley Penn LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain, and has retained, Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue the retention of Whitley Penn LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

Our Board of Directors recommends that you vote “FOR” the proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

BG STAFFING – 2018 Proxy Statement – 13

Principal Accountant Fees and Services

Aggregate fees billed or incurred related to the following years for professional services rendered by Whitley Penn LLP for the fiscal years ended December 30, 2018 and December 31, 2017 are set forth below.

	2018	2017

Audit Fees (1)	$266,659	$206,392
Audit-Related Fees (2)	46,602	132,893
Tax Fees	—	—
All Other Fees	—	—
Total	$313,261	$339,285

(1)
Audit fees consist principally of fees for the audit of our consolidated financial statements and review of our interim consolidated financial statements and audit services related to our acquisitions. Starting in 2018, the audit fees include the Sarbanes-Oxley audit over internal controls.

(2)	These fees consist principally of fees related to the preparation of SEC registration statements, acquisitions, and U.S. Department of Labor filings.

BG STAFFING – 2018 Proxy Statement – 14

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Standards Board, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board, Auditing Standard AS1301, Communications with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 30, 2018 with management and the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934, as amended), and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those consolidated financial statements. The Company's independent auditors are also responsible for performing an audit of the Company's internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE American rules, and our Board has determined that Douglas E. Hailey and C. David Allen are “audit committee financial experts” as defined by SEC rules.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the Company’s independent auditors, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas E. Hailey, Chair
C. David Allen
Richard L. Baum, Jr.

BG STAFFING – 2018 Proxy Statement – 15

PROPOSAL THREE:	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY” VOTE)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related Securities and Exchange Commission rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officer as disclosed in this Proxy Statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years.

Our Board is requesting your advisory approval of the compensation of our named executive officers, for the fiscal year ending December 30, 2018, as disclosed in the Executive Officers section of this Proxy Statement, including the compensation tables, and the narrative discussion. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive compensation and benefits package that reflects executive performance, job complexity and strategic value of the position, which it believes also includes retention incentives, performance incentives, and alignment with the interests of our shareholders.

The vote on this proposal is advisory, which means that the vote will not be binding on the Company, the Board, or any committee of the Board. The compensation committee will consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program and in establishing our named executive officer compensation. In view of the foregoing, our stockholders will vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of the Company as disclosed in the Company’s Proxy Statement for the 2019 Annual Stockholders Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.”

Our Board of Directors recommends that you vote “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers (“Say-on-Pay” vote).

BG STAFFING – 2018 Proxy Statement – 16

PROPOSAL FOUR:	ADVISORY VOTE ON HOW FREQUENTLY SHAREHOLDERS WILL BE PROVIDED A “SAY-ON-PAY” VOTE

Our Board is requesting, in accordance with Section 14A of the Exchange Act, your advisory approval on how often you wish the Company to include a “say-on-pay” proposal in our Proxy Statement. Although the outcome of this proposal will not be binding, the Board intends to carefully consider the shareholders votes in determining the frequency to hold “Say-on-Pay” votes. As a shareholder, you have the choice to vote for one of the following choices to hold the advisory vote on named executive officer compensation (1) every year, (2) every two years, (3) every three years, or (4) to abstain from voting.

Because the executive compensation program for our named executive officers has remained consistent for several years, the Board believes an advisory vote every three years should be sufficiently frequent to obtain information on shareholder sentiment about our executive compensation program and to respond to shareholders’ feedback and the vote results.

Our Board of Directors recommends that you vote for the option of “EVERY THREE YEARS” on the frequency to hold “Say-on-Pay” votes.

BG STAFFING – 2018 Proxy Statement – 17

EXECUTIVE OFFICERS

Our Board appoints our executive officers and updates the executive officer positions as needed throughout the fiscal year. Each executive officer serves at the behest of our Board and until their successors are appointed, or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position

Beth Garvey	53	President and Chief Executive Officer
Dan Hollenbach	63	Chief Financial Officer and Secretary

Beth Garvey began serving as President and Chief Executive Officer of the Company in October 2018. Ms. Garvey previously served as Chief Operating Officer of the Company from August 2016 and joined the Company through the Company's acquisition of substantially all of the assets of InStaff Holding Corporation and InStaff Personnel, LLC ("InStaff") in 2013. Ms. Garvey started at InStaff in 1998 as Director of Human Resources, subsequently serving as Director of Operations, VP of Operations, Senior VP of Operations, COO and ultimately CEO prior to our acquisition. The Staffing Industry Analysis named her one of 2019 North America Staffing 100 and included her in the Global Power 150 – Women in Staffing list for 2018. In 2016, D CEO listed Garvey as one of the top Dallas 500 Business Leaders. In 2010, Ms. Garvey was a Dallas Business Journal ‘Women in Business’ honoree recognizing outstanding local women business leaders who not only make a difference in their industries, but also in their communities. Beth currently serves on the Advisory Board for and the Dallas Regional Chamber and is the immediate past chair of the Executive Committee for the Dallas Executive Women’s Roundtable.

Dan Hollenbach joined as Chief Financial Officer and Secretary on August 2015. Prior to joining the Company, Mr. Hollenbach was the CFO of Cybergy Holdings, Inc. (OTC: CYBG), an advisory service and products company for the federal and state governments, and commercial clients, from May 2014 to August 2015. Prior to this position, he led the consulting practice for Robert Half Management Resources in Colorado from June 2010 to May 2014. From August 2004 to July 2009, Dan was the CFO for Global Employment Holdings (OTC: GEYH), a national staffing, consulting and professional employer organization company. Mr. Hollenbach began his career in the Audit and Assurance Services practice of EY before entering the corporate world. He has over three decades of experience in corporate accounting and finance, including expertise in initial public offerings, SEC reporting, mergers and acquisitions, Sarbanes-Oxley, treasury management, process improvement, and all phases of audit, tax, and reporting. Additionally, he has served on audit committees and led negotiations of multiple senior debt restructurings. He is a CPA in the State of Texas, holds a Chartered Global Management Accountant certification, and received his B.B.A. in accounting from Texas Tech University.

Named Executive Officers

Our named executive officers for the fiscal year ended 2018 are:

•	Beth Garvey, our President and Chief Executive Officer and former Chief Operating Officer through October 2018; and

•	Dan Hollenbach, our Chief Financial Officer and Secretary; and

•	L. Allen Baker, Jr., our former President and Chief Executive Officer through October 2018.

Throughout this section, the term “named executive officer” is intended to refer to the individuals identified above. During the fiscal year ended 2018, we had only three executive officers, each of whom is set forth above.

Summary Compensation Table

The following table presents compensation information for our named executive officers with respect to the fiscal years ended 2018, 2017, and 2016.

BG STAFFING – 2018 Proxy Statement – 18

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (*)	Option Awards ($) (*)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)

Beth Garvey President and Chief Executive Officer	2018	$292,300		$75,000	$—	$334,210	$—	$—	$11,700	(1)	$713,210
	2017	$275,000		$—	$—	$49,264	$—	$—	$12,500	(1)	$336,764
	2016	$111,056	(2)	$37,500	$—	$202,623	$—	$—	$4,053	(1)	$355,232

Dan Hollenbach Chief Financial Officer and Secretary	2018	$240,390		$50,000	$—	$254,510	$—	$—	$5,015	(1)	$549,915
	2017	$230,000		$—	$—	$49,264	$—	$—	$—		$279,264
	2016	$210,000		$21,630	$—	$—	$—	$—	$—		$231,630

L. Allen Baker, Jr.(3) former President and Chief Executive Officer	2018	$450,000	(4)	$37,335	$—	$72,700	$—	$—	$3,313,682	(5)	$3,873,717
	2017	$406,736		$45,000	$—	$78,751	$—	$—	$24,305	(6)	$554,792
	2016	$375,000		$37,500	$—	$—	$—	$—	$23,217	(7)	$435,717

(*)
The amounts reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 13 Share-based Compensation to the audited consolidated financial statements included in the Form 10-K.

(1)	Represents the matching 401(k) contributions made by us.

(2)	Includes compensation after the executed employment agreement effective August 1, 2016.

(3)	Mr. Baker resigned as of October 1, 2018. He also served on our board of directors, but did not receive additional compensation to do so.

(4)	Includes continuation of salary compensation through December 30, 2018.

(5)	Includes $3.3 million related to the Option Cancellation Agreement, $12,250 representing matching 401(k) contributions made by us and $13,932 in medical benefits.

(6)	Includes $12,000 representing matching 401(k) contributions made by us and $12,305 in medical benefits.

(7)	Includes $12,000 representing matching 401(k) contributions made by us and $11,217 in medical benefits.

Agreements with Executive Officers

President and Chief Executive Officer and former Chief Operating Officer

On August 5, 2016, we executed an employment agreement effective August 1, 2016 with Beth Garvey pursuant to which Ms. Garvey served as our Chief Operating Officer. Upon her promotion to President and CEO, the contract was amended effective October 1, 2018 to continue through September 30, 2021. The agreement remains in effect under successive one-year extensions unless terminated pursuant its terms. Ms. Garvey's annual compensation is evaluated annually, but may not be less than $350,000 per year.

Ms. Garvey is eligible to receive an annual cash bonus based on achieving certain adjusted EBITDA levels (as defined by the Compensation committee) and, except as stated in her employment agreement, provided that Ms. Garvey is in our employment on the last day of the fiscal year. Moreover, if certain acquisitions occur during her employment period, Ms. Garvey will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the board, for the first 12 months after the acquisition’s closing date.

In the event that Ms. Garvey’s employment is terminated by us without cause or by Ms. Garvey for good reason, Ms. Garvey will receive as severance installments equal to twelve months of base salary plus COBRA premiums for eighteen months for Ms. Garvey and her dependents. In the event that Ms. Garvey’s employment is terminated without cause or for good reason within one year of a change in control, Ms. Garvey will receive her base salary plus COBRA premiums for eighteen months for her and her dependents. Ms. Garvey will also generally be entitled to receive any bonus payable but unpaid, payment for unused vacation days, and unpaid reimbursements. The severance is contingent upon Ms. Garvey’s execution of a separation agreement including a general release. In the event that Ms.

BG STAFFING – 2018 Proxy Statement – 19

Garvey’s employment is terminated by us for cause, or by Ms. Garvey other than for good reason, we will pay to Ms. Garvey any monthly salary, bonus, unused vacation, and expense reimbursements, earned or due to Ms. Garvey but unpaid.

We and Ms. Garvey have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Ms. Garvey generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following her termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Ms. Garvey also agrees not to compete with us for a period of twelve months after termination.

Ms. Garvey was granted stock options and restricted stock in Fiscal 2018 and granted stock options in the Fiscal 2017 and 2016 as further described under “Outstanding Equity Awards” below.

Chief Financial Officer

On October 27, 2015, we executed an employment agreement effective August 24, 2015 with Dan Hollenbach pursuant to which Mr. Hollenbach serves as our Chief Financial Officer and Secretary. The contract was amended effective October 1, 2018 to continue through September 30, 2021. The contract remains in effect under successive one-year extensions unless terminated pursuant to its terms. Mr. Hollenbach's annual compensation is evaluated annually, but may not be less than $275,000 per year.

Mr. Hollenbach is eligible to receive an annual cash bonus based on achieving certain adjusted EBITDA levels (as defined by the Compensation committee) and, except as stated in his employment agreement, provided that Mr. Hollenbach is in our employment on the last day of the fiscal year. Moreover, if certain acquisitions occur during his employment period, Mr. Hollenbach will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the board, for the first 12 months after the acquisition’s closing date.

In the event that Mr. Hollenbach’s employment is terminated by us without cause or by Mr. Hollenbach for good reason, Mr. Hollenbach will receive as severance installments equal to twelve months of base salary plus COBRA premiums for eighteen months for Mr. Hollenbach and his dependents. In the event that Mr. Hollenbach’s employment is terminated without cause or for good reason within one year of a change in control, Mr. Hollenbach will receive his base salary and COBRA premiums for eighteen months for him and his dependents. Mr. Hollenbach will also generally be entitled to receive any bonus payable but unpaid, payment for unused vacation days, and unpaid reimbursements. The severance is contingent upon Mr. Hollenbach’s execution of a separation agreement including a general release. In the event that Mr. Hollenbach’s employment is terminated by us for cause, or by Mr. Hollenbach other than for good reason, we will pay to Mr. Hollenbach any monthly salary, bonus, unused vacation, and expense reimbursements, earned or due to Mr. Hollenbach but unpaid.

We and Mr. Hollenbach have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Mr. Hollenbach generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following his termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Mr. Hollenbach also agrees not to compete with us for a period of twelve months after termination.

Mr. Hollenbach was granted stock options and restricted stock in Fiscal 2018 and granted stock options in Fiscal 2017 as further described under “Outstanding Equity Awards” below.

Former President and Chief Executive Officer

On February 1, 2016, we executed an employment agreement effective December 28, 2015 with L. Allen Baker, Jr., pursuant to which Mr. Baker served as our President and Chief Executive Officer. He resigned as of October 1, 2018 and was paid through December 31, 2018. Mr. Baker’s annual compensation was evaluated annually, but could not be less than $375,000 per year. Effective July 24, 2017, the Compensation Committee approved an increase in Mr. Baker's annual base salary to $450,000.

Mr. Baker was eligible to receive an annual cash bonus based on achieving certain adjusted EBITDA levels (as defined in the employment agreement) and Mr. Baker was in our employment on the date such bonus amount would have been paid.

We and Mr. Baker have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Mr. Baker generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period

BG STAFFING – 2018 Proxy Statement – 20

of eighteen months following his termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Mr. Baker also agrees not to compete with us for a period of twelve months or for the period during which he is entitled to severance payments (if longer).

2013 Long-Term Incentive Plan

Our Board adopted our 2013 Plan effective December 20, 2013, and was approved by our stockholders on February 6, 2014. Our 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our team members and any subsidiary corporations’ team members, and for the grant of non-statutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to our team members, directors and consultants and our parent and subsidiary corporations’ team members. A total of 900,000 shares of our common stock were originally reserved for issuance pursuant to our 2013 Plan. On May 16, 2017, stockholders approved and made effective an amendment to the 2013 Plan reserving an additional 250,000 shares of common stock, of which 864,516 shares remained available for issuance as of December 30, 2018. For more details on our 2013 Plan, see our registration statement on Form S-8 (File No. 333-193014) filed on December 20, 2013, Form S-8 (File No. 333-218869) filed on June 20, 2017, and Note 13 in the Notes to Consolidated Financial Statements in the Form 10-K.

Outstanding Equity Awards

The following table presents outstanding equity awards as of December 30, 2018.

Name	Option Awards							Stock Awards
	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
(a)		(b)	(c)		(d)	(e)	(f)	(g)		(h)

Beth Garvey	09/24/2018	—	6,150	(1)	—	$25.71	09/24/2028	—		—
	09/24/2018	20,000	73,850	(2)	—	$25.71	09/24/2028	—		—
	08/10/2018	—	—		—	$—	—	3,750	(13)	$75,863
	06/07/2017	—	2,500	(3)	—	$16.76	06/07/2027	—		—
	06/07/2017	5,000	5,000	(4)	—	$16.76	06/07/2027	—		—
	08/16/2016	4,251	8,934	(5)	—	$17.46	08/16/2026	—		—
	08/16/2016	25,749	11,066	(6)	—	$17.46	08/16/2026	—		—
	06/09/2015	16,000	4,000	(7)	—	$11.00	06/09/2025	—		—

Dan Hollenbach	09/24/2018	—	8,410	(8)	—	$25.71	09/24/2028	—		—
	09/24/2018	15,000	51,590	(9)	—	$25.71	09/24/2028	—		—
	08/10/2018	—	—		—	$—	—	3,750	(13)	$75,863
	06/07/2017	—	5,000	(10)	—	$16.76	06/07/2027	—		—
	06/07/2017	5,000	2,500	(4)	—	$16.76	06/07/2027	—		—
	10/27/2015	7,979	9,033	(11)	—	$11.07	10/27/2025	—		—
	10/27/2015	15,868	3,967	(12)	—	$11.07	10/27/2025	—		—

(1)	Incentive stock options will vest 2,260 on September 24, 2021 and 3,890 on September 24, 2022.

(2)	Nonqualified stock options vested one-fifth on September 24, 2018 and the remainder of the options vest annually at 20,000, 20,000, 17,740, 16,110 beginning September 24, 2019.

(3)	Incentive stock options will vest on June 7, 2021.

(4)	Nonqualified stock options vested one-fifth on June 7, 2017 and the remainder of the options vest in four equal annual increments beginning on June 7, 2018.

BG STAFFING – 2018 Proxy Statement – 21

(5)	Incentive stock options vested one-fifth on August 16, 2016 and the remainder of the options vest in four equal annual increments beginning on August 16, 2017.

(6)	Nonqualified stock options vested one-fifth on August 16, 2016 and the remainder of the options vest in four equal annual increments beginning on August 16, 2017.

(7)	Incentive stock options vested one-fifth on June 9, 2015 and the remainder of the options vest in four equal annual increments beginning on June 9, 2016.

(8)	Incentive stock options will vest annually at 2,260, 2,260, and 3,890 beginning September 24, 2020.

(9)	Nonqualified stock options vested one-fifth on September 24, 2018 and one-fifth on September 24, 2019.

(10)	Incentive stock options will vest one-half on June 7, 2020 and the remainder of the options vest on June 7, 2021.

(11)	Incentive stock options vested one-fifth on October 27, 2015 and the remainder of the options vest in four equal annual increments beginning on October 27, 2016.

(12)	Nonqualified stock options vested one-fifth on October 27, 2015 and the remainder of the options vest in four equal annual increments beginning on October 27, 2016.

(13)	Shares vested one-fourth on August 10, 2018 and the remainder of the shares vest in three equal annual increments beginning on August 10, 2019.

Each option and stock award is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2013 Plan and in the applicable Stock Option Agreement.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or team member of BG Staffing, Inc. or its subsidiaries. No executive officer of BG Staffing, Inc. served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

BG STAFFING – 2018 Proxy Statement – 22

RELATED PERSON TRANSACTIONS
Policy on Review and Approval of Transactions with Related Persons
Our Board is currently primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our Audit Committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than of 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

2018 Registered Offering
On May 25, 2018, the Company issued and sold 1,293,750 shares of common stock, $0.01 par value per share, to various investors in a registered offering for an aggregate purchase price of $23.3 million in cash. The purchase price was $18.00 per share. The newly issued shares constituted approximately 14.7% of the total of issued and outstanding shares of common stock immediately before the initial execution of the Underwriting Agreement. In connection with the closing, underwriting discounts received by Taglich Brothers, Inc., as joint book-running manager, were approximately $815,000. Michael N. Taglich and Robert F. Taglich are co-founders of Taglich Brothers, Inc. and the beneficial owners of more than 5% of our common stock. Doug Hailey is not an owner, director, or executive officer of Taglich Brothers, Inc. Taglich Brothers, Inc. is not an affiliate of Taglich Private Equity LLC. The Company used a portion of the net proceeds received from the sale of the common stock to cancel outstanding in-the-money stock options held by L. Allen Baker, Jr., BG Staffing's President and Chief Executive Officer, as further described below.

Stock Option Cancellation
On May 31, 2018, the Company entered into a stock option cancellation agreement with L. Allen Baker, Jr., the Company's President and Chief Executive Officer, pursuant to which the Company agreed to pay Mr. Baker (the "Cancellation Agreement") $18.00 per share of common stock underlying certain vested in-the-money stock options of the Company’s 2013 Long-Term Incentive Plan, as amended (the “2013 Plan”), less the exercise price per share thereof, in exchange for the cancellation and termination of such stock options. Pursuant to the terms of the Cancellation Agreement, the Company agreed to pay $3,287,500 to Mr. Baker in exchange for the cancellation of 284,888 stock options granted to him under the 2013 Plan. Mr. Baker continues to own an aggregate of 214,663 shares outstanding of the Company's common stock and an aggregate of 54,785 stock options to purchase common stock.

BG STAFFING – 2018 Proxy Statement – 23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Annual Report on Form 10-K those executive officers, directors and persons who failed to timely file such a report. A Form 4 for Mr. Paul A. Seid was filed late on August 31, 2018 and November 8, 2018 to report a sale on August 24, 2018 and November 1, 2018 of 8,440 and 19,000 shares of common stock, respectively. A Form 4 for Mr. Dan Hollenbach was filed late on November 8, 2018 and December 10, 2018 to report a sale on October 31, 2018 and December 5, 2018 of 7,500 and 3,500 shares of common stock, respectively. Excepting the late filing disclosed above, and based solely on our review of these forms or written representations from the executive officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met with respect to the fiscal year ended 2018.

BG STAFFING – 2018 Proxy Statement – 24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 4, 2019 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.

Each stockholder’s percentage ownership is based on 10,229,490 shares of common stock outstanding as of February 4, 2019.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

The number and percentage of shares beneficially owned by a person includes shares that may be acquired by such person within 60 days of February 4, 2019 through the exercise of vested options or warrants, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Except as otherwise set forth below, the address of the persons below is c/o BG Staffing, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned		Percent of Common Stock Beneficially Owned

Dan Hollenbach	32,597	(1)	*
Beth Garvey	79,105	(2)	*
L. Allen Baker, Jr.	54,785	(3)	*
Douglas E. Hailey	81,582	(4)	*
Richard L. Baum, Jr.	71,799	(5)	*
C. David Allen, Jr.	5,000	(6)	*
Paul A. Seid	57,957	(7)	*
All executive officers and directors as a group (7 total)	382,825		3.7%
Michael N. Taglich (10)	417,486	(8)	4.1%
Robert F. Taglich (10)	441,843	(9)	4.3%

*	Less than 1%.
(1)	Includes 28,847 shares of common stock issuable upon exercise of stock options and 3,750 shares of unvested restricted common stock.
(2)	Includes 51,000 shares of common stock issuable upon exercise of stock options and 3,750 shares of unvested restricted common stock.
(3)	Shares of common stock held by a trust.
(4)	Includes 21,998 and 1,631 shares of common stock issuable upon exercise of stock options and warrants, respectively, and 3,750 shares of unvested restricted common stock.
(5)
Includes 10,500 shares of common stock issuable upon exercise of stock options, 50,911 shares of common stock held by a private investment company controlled by Mr. Baum, 5,388 shares of common stock held by a family trust and 3,750 shares of unvested restricted common stock.

BG STAFFING – 2018 Proxy Statement – 25

(6)	Includes 3,750 shares of unvested restricted common stock.
(7)	Includes 10,500 shares of common stock issuable upon exercise of stock options and 3,750 shares of unvested restricted common stock.
(8)	Includes 35,397 shares of common stock issuable upon exercise of warrants to purchase shares of common stock, and 12,204 shares of common stock held by Mr. Taglich as custodian for third parties.
(9)	Includes 31,877 shares of common stock issuable upon exercise of warrants to purchase shares of common stock.
(10)	The address of Michael N. Taglich and Robert F. Taglich is c/o Taglich Brothers, Inc., 790 New York Avenue, Suite 209, Huntington, New York 11743.

BG STAFFING – 2018 Proxy Statement – 26

SUBMISSION OF STOCKHOLDER PROPOSALS

From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for possible inclusion in the proxy statement and form of proxy related to the 2020 Annual Meeting of Stockholders no later than February 22, 2020. Under our Bylaws, proposals for possible consideration at the 2020 Annual Meeting of Stockholders must be received by us no earlier than April 2, 2020, and no later than May 2, 2020. The 2020 Annual Meeting of Stockholders is expected to take place on July 31, 2020. Direct any proposals, as well as related questions, to Corporate Secretary, BG Staffing, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

BG STAFFING – 2018 Proxy Statement – 27

OTHER BUSINESS

The Board does not intend to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement and at this time has not been informed of any matters that may be presented to the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

*****PLEASE VOTE—YOUR VOTE IS IMPORTANT*****

BG STAFFING – 2018 Proxy Statement – 28

ANNUAL MEETING OF SHAREHOLDERS OF

BG STAFFING, INC.

July 31, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, Annual Report on Form 10-K, and proxy card are available at http://bgstaffing.investorroom.com/proxynotices

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230304000000000000 6 073119

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO DIRECTORS, "FOR" PROPOSALS 2 AND 3 AND "FOR" THE OPTION OF "EVERY THREE YEARS" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard L. Baum, Jr. Class II director
○ Paul A. Seid Class II director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify BG Staffing, Inc.'s Audit Committee's appointment of Whitley Penn LLP as independent registered public accounting firm for the fiscal year ending December 29, 2019.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation ("Say-on-Pay" Vote).	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Advisory vote on how frequently shareholders will be provided a "Say-on-Pay" Vote.	☐	☐	☐	☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BG STAFFING, INC.
Proxy For Annual Meeting of Shareholders on July 31, 2019
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Beth Garvey and Dan Hollenbach, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of BG Staffing, Inc., to be held July 31, 2019 at the principal executive offices of BG Staffing, Inc., located at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, and at any adjournments or postponements thereof, as follows (if no direction is given as to the manner in which this proxy should be voted, it will be voted in accordance with the Board of Directors' recommendations):

(continued and to be signed on the reverse side.)